Exhibit 99.1

Plus Therapeutics Reports Fourth Quarter and Full Year 2020 Financial Results and Business Highlights

– Positive interim data through cohort five for the ReSPECT™ Phase 1 clinical trial in recurrent glioblastoma, announced November 2020 –

– Completed sixth dosing cohort in ReSPECT™ December 2020 –

– Management to host conference call today, Monday, February 22nd, at 5:00 p.m. ET –

AUSTIN, Texas, February 22, 2021 – Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), a clinical-stage pharmaceutical company developing novel, targeted therapies for rare and difficult to treat cancers, today announced financial results for the fourth quarter and full year ended December 31, 2020, and provided an overview of recent business highlights.

“In the second quarter of 2020, we in-licensed a promising new radiotherapeutic platform and portfolio of investigational drugs, then made substantial clinical progress for the lead compound and also moved additional opportunities closer to clinical phase,” said Marc Hedrick M.D., President and Chief Executive Officer of Plus Therapeutics. “In 2021, we intend to make even greater progress advancing our CNS oncology portfolio through the development process and bringing it closer to a potential registrational clinical trial read out.”

Rhenium NanoLiposome (RNL™) Program - Background and 2020 Highlights

The Company’s lead investigational drug is RNL™, a radiotherapy in development for several rare cancer targets, including recurrent glioblastoma (GBM) in the U.S. multi-center ReSPECT™ Phase 1 dose-finding trial. RNL™ is designed to safely, effectively, and conveniently deliver a very high dose of radiation directly into the brain tumor compared to traditional external beam radiation therapy (EBRT). 2020 highlights for RNL™ include:

▪	ReSPECT™ trial of RNL™ for recurrent glioblastoma supported by a multi-phase and multi-year financial grant from the U.S. National Institutes of Health/National Cancer Institute (NIH/NCI).
▪	RNL™ received Orphan Drug and Fast Track designations from the U.S. Food and Drug Administration (FDA) for the treatment of GBM.
▪	Presented positive interim data from the first 15 patients, through Cohort 5, in the ReSPECT™ trial at the 2020 Society for Neuro-Oncology Annual Meeting (SNO 2020 E-poster).
▪	Completed the 6th dose escalation cohort, with 18 total patients treated in ReSPECT™, with increases in both the RNL™ drug volume and radiation dose.
▪	Thus far, RNL™ can be successfully delivered with up to 15 times the absorbed dose of radiation administered by standard EBRT without significant toxicity.
▪	ReSPECT™ clinical trial expanded to two additional locations.

▪	Established Clinical Advisory and Scientific Advisory Boards with leading experts in the fields of neurosurgery, neuro-oncology, preclinical drug development, and nanotechnology.

Expected Upcoming Milestones and Events

In upcoming quarters, the Company intends to focus on a number of additional business objectives and potential milestones:

▪	Complete enrollment of the ReSPECT™ Phase 1 trial for RNL™ in recurrent glioblastoma.
▪	Complete pivotal trial planning with FDA for RNL™ in recurrent GBM.
▪	Complete pre-IND meeting with the FDA, execute IND-enabling studies, if needed, and move into clinical trials for follow-on RNL™ indications, leptomeningeal metastases and pediatric brain cancer.
▪	Continue development and evaluation of additional external and internal drug development candidates to expand the pipeline.
▪	Continue partnership discussions for three clinical-stage injectable drugs: RNL™, DocePLUS™, and generic DoxoPLUS™.

Fourth Quarter 2020 Financial Results

▪	As of December 31, 2020, the Company’s cash balance was $8.3 million, compared to $17.6 million as of December 31, 2019.
▪	Net cash used in operating activities was $8.4 million for the year ended December 31, 2020, compared to net cash used in operating activities of $5.9 million during the same period in 2019.
▪	During the second quarter of 2020, $5.0 million of the Oxford debt principal was paid down to a current principal balance of $4.3 million at December 31, 2020.
▪

Net loss for full year 2020 was $8.2 million, or $(1.86) per share, compared to a net loss of $11.4 million, or $(8.27) per share (on a fully diluted basis including preferred stock), for full year 2019.

Conference Call

The Company will hold a conference call and live audio webcast at 5:00 p.m. Eastern Time today to discuss its financial results and provide a general business update.

Event:	Plus Therapeutics Fourth Quarter and Full Year 2020 Financial Results Conference Call and Webcast

Date:  Monday, February 22, 2021

Time: 5:00 p.m. Eastern Time

Live Call: 877-402-3914 (toll free); 631-865-5294 (Intl.); Conference ID: 6206747

The webcast can be accessed live via the investor section of the Plus Therapeutics website at ir.plustherapeutics.com/events and will be available for replay beginning two hours after the conclusion of the conference call.

About Plus Therapeutics, Inc.

Plus Therapeutics (Nasdaq: PSTV) is a clinical-stage pharmaceutical company whose radiotherapeutic portfolio is concentrated on nanoliposome-encapsulated radionuclides for several cancer targets. Central to the Company’s drug development is a unique nanotechnology platform designed to reformulate, deliver and commercialize multiple drugs targeting rare cancers and other diseases. The platform is designed to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers. More information may be found at www.PlusTherapeutics.com and www.respect-trials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “will,” “believe,” “plan,” “can,” “enable,” “design,” “intend,” “potential,” “expect,” “estimate,” “project,” “prospect,” “target,” “focus,” “anticipate,” “could,” “should,” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding the following: the design and potential of the Plus Therapeutics portfolio to reformulate, deliver and commercialize multiple novel, proprietary drugs targeting rare cancers and other diseases and to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs; the potential of the Company’s new, in-licensed portfolio of investigational drugs; the Company’s intent to advance its CNS oncology portfolio through the clinical development process; the ability of RNL to safely, effectively and conveniently deliver a very high dose of radiation greater than traditional EBRT directly into the brain tumor; and the Company’s anticipated milestones and events, including with respect to enrollment, pivotal trial planning, IND process, and clinical phase plans for RNL, pipeline expansion through additional drug development candidates, and partnership discussions for RNL, DocePLUS and DoxoPLUS. The forward-looking statements included in this press release are subject to a number of risks and uncertainties that may cause actual results to differ materially from those discussed in such forward-looking statements.  These risks and uncertainties include, but are not limited to: the risk that the Company is not able to successfully develop product candidates that can leverage the U.S. FDA’s accelerated regulatory pathways; the early stage of the Company’s product candidates and therapies, the results of its research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s history of losses; the Company’s need for, and ability to raise, additional cash or obtain other sources of funding in the immediate future; the Company’s ability to: (a) obtain and maintain regulatory approvals, (b) continue as a going concern, (c) remain listed on the Nasdaq Capital Market, (d) to obtain or maintain sufficient levels of reimbursement for its tests, and (d) to repay or refinance some or all of its outstanding indebtedness; the outcome of the Company’s partnering/licensing efforts; market and economic conditions; the impact of the COVID-19 pandemic on the Company and the effectiveness of the efforts it has taken or may take in the future in response thereto; and additional risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

PLUS THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$8,346	$17,552
Accounts receivable	—	1,169
Restricted cash	—	40
Inventories, net	—	107
Other current assets	829	957
Total current assets	9,175	19,825

Property and equipment, net	1,820	2,179
Operating lease right-use-of assets	636	781
Goodwill	372	372
Intangible assets, net	86	—
Other assets	16	72
Total assets	$12,105	$23,229
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,081	$3,279
Operating lease liability	123	147
Term loan obligation, net of discount	6,335	11,060
Total current liabilities	8,539	14,486

Noncurrent operating lease liability	528	646
Warrant liability	7	6,929
Other noncurrent liabilities	—	8
Total liabilities	9,074	22,069

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,954 and 1,959 shares issued and outstanding in 2020 and 2019, respectively	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 6,749,028 and 3,880,588 shares issued and outstanding in 2020 and 2019, respectively	7	4
Additional paid-in capital	436,535	426,426
Accumulated deficit	(433,511)	(425,270)
Total stockholders’ equity	3,031	1,160
Total liabilities and stockholders’ equity	$12,105	$23,229

PLUS THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	For the Years Ended December 31,
	2020	2019
Development revenue:
Government contracts and other	$303	$6,998
	303	6,998
Operating expenses:
Research and development	2,700	5,365
In process research and development acquired from NanoTx	781	—
General and administrative	6,406	5,290
Total operating expenses	9,887	10,655
Operating loss	(9,584)	(3,657)

Other income (expense):
Interest income	50	55
Interest expense	(1,107)	(1,855)
Change in fair value of liability instruments	2,400	3,407
Issuance cost of warrants	—	(1,233)
Total other expense	1,343	374
Loss from continuing operations	$(8,241)	$(3,283)
Loss from discontinued operations	—	(7,604)
Net loss	$(8,241)	$(10,887)

Loss from continuing operations	$(8,241)	$(3,283)
Beneficial conversion feature for convertible preferred stock	—	(554)
Net loss allocable to common stockholders - continuing operations	$(8,241)	$(3,837)
Net loss allocable to common stockholders - discontinued operations	-	(7,604)
Net loss allocable to common stockholders	$(8,241)	$(11,441)
Basic and diluted net loss per share attributable to common stockholders – continuing operations	$(1.86)	$(2.77)
Basic and diluted net loss per share attributable to common stockholders - discontinued operations	-	(5.49)
Net loss per share, basic and diluted	$(1.86)	$(8.27)

Basic and diluted weighted average shares used in calculating net loss per share attributable to common stockholders	4,427,835	1,384,012

PLUS THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2020	2019
Cash flows used in operating activities:
Net loss	$(8,241)	$(10,887)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	366	896
Amortization of deferred financing costs and debt discount	584	550
In process research and development acquired from NanoTx Therapeutics	781	—
Change in fair value of liability instruments	(2,400)	(3,407)
Share-based compensation expense	247	127
Inventory write off	107	—
Noncash lease expense	3	12
Loss on sale of business	—	6,508
Allocation of issuance cost associated with warrants	—	1,233
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	1,169	(1,203)
Inventories	—	259
Other current assets	126	(211)
Other assets	58	263
Accounts payable and accrued expenses	(1,234)	(28)
Deferred revenue	—	29
Other long-term liabilities	—	(47)
Net cash used in operating activities	(8,434)	(5,906)

Cash flows from (used in) investing activities:
Purchases of property and equipment	(93)	(67)
In process research and development acquired from NanoTx Therapeutics	(400)	—
Proceeds from sale of business	—	5,637
Net cash provided by (used in) investing activities	(493)	5,570

Cash flows from financing activities:
Principal payments of long-term obligations	(5,307)	(3,692)
Payment of financing lease liability	(117)	(131)
Proceeds from exercise of warrants	1,098	490
Proceeds from sale of common stock	4,007	15,964
Net cash (used in) provided by financing activities	(319)	12,631
Effect of exchange rate changes on cash and cash equivalents	—	(4)
Net increase (decrease) in cash and cash equivalents	(9,246)	12,291
Cash, cash equivalents, and restricted cash at beginning of period	17,592	5,301
Cash, cash equivalents, and restricted cash at end of period	$8,346	$17,592

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$567	$1,188
Supplemental schedule of non-cash investing and financing activities:
Issuance costs paid in common stock	$463	$—
Common stock issued in payment for in process research and development	$381	$—
Unpaid offering cost	$125	$—
Proceeds from sales of business, net, paid directly to lender for principal payment of long-term obligations	$—	$3,050
Offering cost paid in warrants	$—	$213
Reclassification of warrants upon exercise from liability to equity	$4,504	$794
Fair value of Convertible Preferred Stock beneficial conversion feature	$—	$554

Contacts:

Investor Contact

Peter Vozzo
Westwicke/ICR

(443) 377-4767

Peter.Vozzo@westwicke.com

Media Contact

Terri Clevenger

Westwicke/ICR

(203) 856-4326

Terri.Clevenger@westwicke.com